PRESS RELEASE

Mellanox Technologies, Ltd.

Investor Contact
ir@mellanox.com

Israel Investor Contact
Ellie Biel
Gelbart Kahana Investor Relations
+972 54 495 6245
ellie@gk-biz.com

Mellanox Delivers Record Fourth Quarter and Annual 2019 Financial Results
Achieved $380 million revenue in the fourth quarter, up 13% vs. prior quarter and 31% vs. prior year
Annual Revenue of $1.33 billion in 2019, up 22% vs. prior year
Annual GAAP operating income of $208 million and operating margin of 15.6%; Annual non-GAAP operating income of $384 million and operating margin of 28.9%

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — January 29, 2020 - Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end interconnect solutions for data center servers and storage systems, today announced preliminary financial results for its fourth quarter and fiscal year 2019.
“Mellanox delivered record revenue, operating income, and cash flow from operations in both the fourth quarter and the full year 2019. All our major product lines grew in the fourth quarter, demonstrating the advantages of our broad product portfolio. We are shipping over 1.2 million units per quarter of ConnectX and Bluefield adapters, driven by strong adoption of our smart offload and secure in-network compute capabilities. We continue to lead with our Ethernet adapters at data rates of 25 gigabits per second and above. Our Ethernet switch business is expanding at a healthy rate as well, attaining sequential revenue growth of 25% for two quarters in a row. Powered by our Spectrum product line with data rates of up to 400 gigabits per second, our Ethernet switch solutions are being deployed in a wide range of applications for hyperscale, cloud, storage, and financial markets. We expect to see continued growth with the introduction of Spectrum-3 products very soon.” said Eyal Waldman, president and CEO of Mellanox Technologies.

“Fourth quarter revenue for our InfiniBand solutions grew 19% sequentially, and 2019 annual revenue grew 29% compared to 2018, driven by the strong adoption of our 200 gigabit per second HDR solutions in the high performance computing, artificial intelligence, cloud, and storage market segments. HDR InfiniBand accelerates nearly one-third of the new InfiniBand platforms on the recent TOP500 supercomputing list and has been selected to connect some of the most powerful supercomputing installations in 2020, including Meteo France, the European Centre for Medium-Range Weather Forecasts (ECMWF), the Eni Supercomputing platform, and several national and Exascale programs” continued Waldman. “We are pleased with the robust adoption of our adapters, switches, and cables for leading data centers, as well as our superb financial performance throughout 2019, culminating in record revenue, operating income, and cash flow from operations. We are also proud to end 2019 with $876 million cash and short-term investments.”
Fourth Quarter 2019 - Financial Results Summary

•	Revenue of $379.8 million in the fourth quarter, an increase of 30.9 percent, compared to $290.1 million in the fourth quarter of 2018.

•	GAAP gross margins of 66.2 percent in the fourth quarter, compared to 65.4 percent in the fourth quarter of 2018.

•	Non-GAAP gross margins of 69.1 percent in the fourth quarter, compared to 69.0 percent in the fourth quarter of 2018.

•	GAAP operating income of $72.2 million in the fourth quarter, or 19.0 percent of revenue, compared to $44.0 million, or 15.2 percent of revenue in the fourth quarter of 2018.

•	Non-GAAP operating income of $118.2 million in the fourth quarter, or 31.1 percent of revenue, compared to $78.7 million, or 27.1 percent of revenue in the fourth quarter of 2018.

•	GAAP net income of $73.9 million in the fourth quarter, compared to $42.8 million in the fourth quarter of 2018.

•	Non-GAAP net income of $129.3 million in the fourth quarter, compared to $77.1 million in the fourth quarter of 2018.

•	GAAP net income per diluted share of $1.29 in the fourth quarter, compared to $0.78 in the fourth quarter of 2018.

•	Non-GAAP net income per diluted share of $2.31 in the fourth quarter, compared to $1.42 in the fourth quarter of 2018.

•	$147.8 million in cash provided by operating activities in the fourth quarter of 2019, compared to $96.4 million in the fourth quarter of 2018.

•	Cash and short-term investments totaled $875.9 million at December 31, 2019, compared to $742.5 million at September 30, 2019.

Fiscal Year 2019 - Financial Highlights

•	Revenue of $1,330.6 million in 2019, an increase of 22.2 percent, compared to $1,088.7 million in 2018.

•	GAAP gross margins of 65.1 percent in 2019, compared to 64.3 percent in 2018.

•	Non-GAAP gross margins of 68.3 percent in 2019, compared to 69.2 percent in 2018.

•	GAAP operating income of $207.9 million in 2019, an increase of 85.5 percent, compared to $112.1 million in 2018.

•	Non-GAAP operating income of $384.3 million in 2019, or 28.9 percent of revenue, compared to $270.2 million, or 24.8 percent of revenue in 2018.

•	GAAP net income of $205.1 million in 2019, an increase of 52.8 percent, compared to $134.3 million in 2018.

•	Non-GAAP net income of $393.5 million, an increase of 47.7 percent, compared to $266.5 million in 2018.

•	GAAP net income per diluted share of $3.62, compared to $2.46 in 2018.

•	Non-GAAP net income per diluted share of $7.13, compared to $5.01 in 2018.

•	Cash provided by operating activities in 2019 was $424.8 million, compared to $264.9 million in 2018.

Commentary Regarding Mellanox Acquisition by NVIDIA
As announced on March 11, 2019, NVIDIA Corporation intends to acquire all the issued and outstanding common shares of Mellanox for $125 per share in cash. Due to the pending acquisition, Mellanox will not hold an earnings conference call and has suspended the practice of providing forward-looking guidance. The two companies have now received regulatory antitrust approval for the deal from the European Commission and Mexico. In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed acquisition expired at 11:59 p.m., Eastern time, on May 23, 2019. The transaction remains subject to customary closing conditions and the remaining regulatory approval from the Anti-Monopoly Bureau of the State Administration for Market Regulation of the People’s Republic of China.
Recent Mellanox Press Release Highlights

January 20, 2020	OpenStack Software Adds Native Upstream Support for HDR 200 Gigabit InfiniBand for Building High-Performance Clouds
January 13, 2020	200G HDR InfiniBand to Accelerate the New European Centre for Medium-Range Weather Forecasts (ECMWF) Supercomputer
November 21, 2019	Mellanox 200 Gigabit HDR InfiniBand Advances Innovations in High-Performance Computing and Artificial Intelligence
November 20, 2019	HDR InfiniBand Selected by Meteo France to Accelerate Two New Large Scale Supercomputers
November 19, 2019	200 Gigabit HDR InfiniBand to Accelerate Eni Supercomputing Platform, to Become World's Most Powerful Industrial Supercomputer
November 19, 2019	IT4Innovations National Supercomputing Center, a EuroHPC Supercomputing Site, Selected Mellanox 200G HDR InfiniBand to Accelerate Their New Research Infrastructure
November 19, 2019	Beijing Meteorological Service Selects 200 Gigabit HDR InfiniBand to Accelerate New Supercomputing Platform
November 18, 2019	200 Gigabit HDR InfiniBand Boosts Microsoft Azure High-Performance Computing Cloud Instances
November 18, 2019	200G HDR InfiniBand Accelerates 31% of New InfiniBand Systems on November’s TOP500, Including Fastest 2019-Built TOP500 Supercomputer
November 18, 2019	Fujitsu Selects InfiniBand to Accelerate Their New Arm-Based PRIMEHPC FX700 Supercomputer Platform
November 14, 2019	Mellanox Introduces Mellanox Skyway™ 200 Gigabit HDR InfiniBand to Ethernet Gateway Appliance for High Performance and Cloud Data Centers
November 14, 2019	Mellanox Introduces Quantum LongReach Appliance, Extending 100G EDR and 200G HDR InfiniBand Connectivity to 10 and 40 Kilometers
October 30, 2019	Mellanox Delivers Record Revenue for the Third Quarter of 2019

About Mellanox
Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end Ethernet and InfiniBand intelligent interconnect solutions and services for servers, storage, and hyper-converged infrastructure. Mellanox’s intelligent interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications, unlocking system performance and improving security. Mellanox offers a choice of high-performance solutions: network and multicore processors, network adapters, switches, cables, software and silicon, that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, cloud, storage, cyber security, telecom and financial services. More information is available at: www.mellanox.com.
Mellanox has achieved and maintained the highest ISS Quality Score possible beginning in May of 2017 and through the date of this release, January 29, 2020.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, settlement costs, acquisition and other charges, restructuring and impairment charges, gain on investments in privately-held companies, non-operating foreign exchange gains and losses, and income tax effects and adjustments. Settlement costs represent the charges related to the settlement of a contingent royalty obligation. Acquisition and other charges include expenses related to acquisitions of other companies, expenses related to the proxy contest, and expenses related to the pending acquisition of Mellanox by NVIDIA. Restructuring and impairment charges include impairment charges related to our investment in privately-held companies, as well as costs that are the result of restructuring, consisting of employee termination and severance costs, facilities related costs, contract cancellation charges, and impairment of long-lived assets. Gain on investments in privately-held companies represents the realized and unrealized gain related to our private company investees. Non-operating foreign exchange gains and losses include the gains and losses as a result of remeasuring our balance sheet items denominated in foreign currencies and the gains and losses associated with the related hedging instruments. The purpose of income tax effects and adjustments is to exclude tax consequences associated with the above excluded income and expense items, the non-cash impact on the tax provision pertaining to changes in deferred tax assets associated with carryforward losses, and reversals of valuation allowances. Shares used in computing non-GAAP diluted earnings per share represents GAAP basic shares plus total options vested and exercisable. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude income and expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, settlement costs, acquisition and other charges, restructuring and impairment charges, gain on investments in privately-held companies, non-operating foreign exchange gains and losses, and income tax effects and adjustments because it enhances investors' ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company's business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, impairment charges, changes related to the utilization of deferred taxes and the net impact on the company's tax provision for non-GAAP adjustments do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the "Investor Relations" section on our website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, statements related to trends in the market for our solutions and services, opportunities for our company in 2020 and beyond, future product capabilities and the acquisition of Mellanox by NVIDIA. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management's beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as "projects," "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, our ability to protect our intellectual property rights, our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, our success in realizing the anticipated benefits of mergers and acquisitions, and our ability to obtain debt at competitive rates or in sufficient amounts in order to fund our contractual commitments. Furthermore, the majority of our quarterly revenue are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. Additionally, there are risks, uncertainties and assumptions in connection with the proposed transaction with NVIDIA including, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Mellanox’s business and the price of the ordinary shares of Mellanox, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by the shareholders of Mellanox and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Mellanox’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Mellanox’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; and (viii) unexpected costs, charges or expenses resulting from the proposed transaction.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Annual Report on Form 10-K filed with the SEC on February 21, 2019. All forward-looking statements in this press release, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Annual Report on Form 10-K.

Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Total revenues	$379,784	$290,070	$1,330,576	$1,088,743
Cost of revenues	128,288	100,345	464,125	388,573
Gross profit	251,496	189,725	866,451	700,170
Operating expenses:
Research and development	115,961	93,836	414,875	360,344
Sales and marketing	42,161	37,042	162,726	148,553
General and administrative	20,897	14,824	79,473	68,870
Restructuring and impairment charges	259	21	1,457	10,329
Total operating expenses	179,278	145,723	658,531	588,096
Income from operations	72,218	44,002	207,920	112,074
Interest and other, net	3,794	(38)	16,009	137
Income before taxes on income	76,012	43,964	223,929	112,211
Provision for (benefit from) taxes on income	2,145	1,132	18,834	(22,047)
Net income	$73,867	$42,832	$205,095	$134,258
Net income per share — basic	$1.33	$0.80	$3.73	$2.54
Net income per share — diluted	$1.29	$0.78	$3.62	$2.46
Shares used in computing net income per share:
Basic	55,653	53,761	54,946	52,863
Diluted	57,091	55,147	56,662	54,646

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages, unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Reconciliation of GAAP net income to non-GAAP:
GAAP net income	$73,867	$42,832	$205,095	$134,258
Adjustments:
Share-based compensation expense
Cost of revenues	970	609	3,493	1,950
Research and development	16,271	12,013	61,315	38,922
Sales and marketing	7,024	5,152	26,614	17,042
General and administrative	5,436	4,522	20,696	13,428
Total share-based compensation expense	29,701	22,296	112,118	71,342
Amortization of acquired intangibles:
Cost of revenues	9,763	9,764	38,970	41,978
Research and development	196	196	778	778
Sales and marketing	1,567	2,033	6,544	8,330
Total amortization of acquired intangibles	11,526	11,993	46,292	51,086
Settlement costs:
Cost of revenues	—	—	—	9,161
Total settlement costs	—	—	—	9,161
Acquisition and other charges:
Cost of revenues	16	—	41	—
Research and development	35	92	382	558
Sales and marketing	7	30	150	268
General and administrative	4,406	223	15,901	15,423
Total acquisition and other charges	4,464	345	16,474	16,249
Restructuring and impairment charges:
Operating expense	259	21	1,457	10,329
Other loss	—	1,494	1,755	1,494
Total restructuring and impairment charges	259	1,515	3,212	11,823
Gain on investments in privately-held companies:
Interest and other, net	—	—	(9,569)	—
Non-operating foreign exchange losses:
Interest and other, net	710	—	7,070	—
Income tax effects and adjustments	8,732	(1,878)	12,802	(27,442)
Non-GAAP net income	$129,259	$77,103	$393,494	$266,477

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$379,784	$290,070	$1,330,576	$1,088,743
GAAP gross profit	251,496	189,725	866,451	700,170
GAAP gross margin	66.2%	65.4%	65.1%	64.3%
Share-based compensation expense	970	609	3,493	1,950
Amortization of acquired intangibles	9,763	9,764	38,970	41,978
Acquisition and other charges	16	—	41	—
Settlement costs	—	—	—	9,161
Non-GAAP gross profit	$262,245	$200,098	$908,955	$753,259
Non-GAAP gross margin	69.1%	69.0%	68.3%	69.2%

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$179,278	$145,723	$658,531	$588,096
Share-based compensation expense	(28,731)	(21,687)	(108,625)	(69,392)
Amortization of acquired intangibles	(1,763)	(2,229)	(7,322)	(9,108)
Acquisition and other charges	(4,448)	(345)	(16,433)	(16,249)
Restructuring and impairment charges	(259)	(21)	(1,457)	(10,329)
Non-GAAP operating expenses	$144,077	$121,441	$524,694	$483,018

Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	$72,218	$44,002	$207,920	$112,074
GAAP income from operations %	19.0%	15.2%	15.6%	10.3%
Share-based compensation expense	29,701	22,296	112,118	71,342
Settlement costs	—	—	—	9,161
Amortization of acquired intangibles	11,526	11,993	46,292	51,086
Acquisition and other charges	4,464	345	16,474	16,249
Restructuring and impairment charges	259	21	1,457	10,329
Non-GAAP income from operations	$118,168	$78,657	$384,261	$270,241
Non-GAAP income from operations %	31.1%	27.1%	28.9%	24.8%

Shares used in computing GAAP diluted earnings per share	57,091	55,147	56,662	54,646
Adjustments:
Effect of dilutive securities under GAAP	(1,438)	(1,386)	(1,716)	(1,783)
Total options vested and exercisable	274	360	274	360
Shares used in computing non-GAAP diluted earnings per share	55,927	54,121	55,220	53,223

GAAP diluted net income per share	$1.29	$0.78	$3.62	$2.46
Adjustments:
Share-based compensation expense	0.52	0.39	1.98	1.30
Amortization of acquired intangibles	0.21	0.21	0.82	0.93
Settlement costs	—	—	—	0.17
Acquisition and other charges	0.08	0.01	0.29	0.30
Restructuring and impairment charges	—	0.03	0.06	0.22
Gain on investments in privately-held companies	—	—	(0.17)	—
Non-operating foreign exchange losses	0.01	—	0.11	—
Income tax effects and adjustments	0.15	(0.03)	0.23	(0.50)
Effect of dilutive securities under GAAP	0.06	0.04	0.22	0.16
Total options vested and exercisable	(0.01)	(0.01)	(0.03)	(0.03)
Non-GAAP diluted net income per share	$2.31	$1.42	$7.13	$5.01

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$77,579	$56,766
Short-term investments	798,318	381,724
Accounts receivable, net	229,873	150,625
Inventories	98,030	104,381
Other current assets	17,430	16,942
Total current assets	1,221,230	710,438
Property and equipment, net	113,568	105,334
Intangible assets, net	152,053	179,328
Goodwill	473,916	473,916
Deferred taxes and other long-term assets	159,022	118,182
Total assets	$2,119,789	$1,587,198
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$105,328	$70,336
Accrued liabilities	196,527	121,878
Deferred revenue	24,962	20,558
Total current liabilities	326,817	212,772
Deferred revenue	27,481	18,665
Other long-term liabilities	109,646	54,113
Total liabilities	463,944	285,550
Shareholders’ equity
Ordinary shares	242	233
Additional paid-in capital	1,126,829	982,677
Accumulated other comprehensive income (loss)	2,587	(1,051)
Retained earnings	526,187	319,789
Total shareholders’ equity	1,655,845	1,301,648
Total liabilities and shareholders' equity	$2,119,789	$1,587,198

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Year ended December 31,
	2019	2018

Cash flows from operating activities:
Net income	$205,095	$134,258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,870	101,590
Deferred income taxes	14,154	(26,697)
Share-based compensation	112,118	71,342
Gains on short-term investments, net	(14,963)	(5,278)
Gain on investments in privately-held companies	(9,569)	—
Impairment charges and loss on disposal of property and equipment	3,213	4,754
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(79,248)	3,588
Inventories	1,297	(43,301)
Prepaid expenses and other assets	17,281	(2,650)
Accounts payable	33,812	10,486
Accrued liabilities and other liabilities	44,730	16,765
Net cash provided by operating activities	424,790	264,857
Cash flows from investing activities:
Purchase of severance-related insurance policies	—	(1,203)
Purchase of short-term investments	(890,545)	(395,560)
Proceeds from sales and maturities of short-term investments	490,900	230,629
Proceeds from sales of property and equipment	40	3,239
Purchase of property and equipment	(37,831)	(36,338)
Purchase of intangible assets	(4,920)	(6,535)
Proceeds from sale of investments in privately-held companies	16,887	—
Purchase of investments in privately-held companies	(8,057)	(12,500)
Acquisitions, net of cash acquired	—	(7,379)
Net cash used in investing activities	(433,526)	(225,647)
Cash flows from financing activities:
Principal payments on term debt	—	(74,000)
Principal payments on capital lease and intangible assets obligations	(10,378)	(8,426)
Proceeds from issuances of ordinary shares through employee equity incentive plans	32,043	37,368
Net cash provided by (used in) financing activities	21,665	(45,058)
Net increase (decrease) in cash, cash equivalents, and restricted cash	12,929	(5,848)
Cash, cash equivalents, and restricted cash at beginning of period	64,650	70,498
Cash, cash equivalents, and restricted cash at end of period	$77,579	$64,650